                                                                   EXHIBIT 10.16


================================================================================


                              PURCHASE AGREEMENT

                                    BETWEEN

                            BINAN INVESTMENTS B.V.

                                 UA-UII, INC.

                                      AND

                            UA-UII MANAGEMENT, INC.

                               NOVEMBER 6, 1998



                  CONCERNING UNITED INTERNATIONAL INVESTMENTS


================================================================================

                              PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (this "Agreement"), dated November 6, 1998, is between BINAN INVESTMENTS B.V. ("Binan"), a company organized under the laws of The Netherlands, UA-UII, INC. ("UA"), a Colorado corporation, and UA-UII MANAGEMENT, INC. a Colorado corporation ("UAM").


                                   RECITALS

     A. Binan and UA are the sole general partners of United International Investments (the "Partnership"), a Colorado general partnership, originally formed pursuant to a partnership agreement entered into as of June 18, 1992, between United International Holdings, Inc. ("UIHI"), a Delaware corporation, and UA-UII, Inc., a Colorado corporation formerly known as UA-Israel, Inc. (such agreement, as amended to date, is referred to herein as the "Partnership Agreement"). Binan is the successor to UIHI's interest in the Partnership. Binan is the managing partner of the Partnership.

     B. United Pan-Europe Communications N.V. (formerly known as United and Philips Communications B.V. ("UPC") and UAM are the sole general partners of UII Management ("UII Management"), a Colorado general partnership, originally formed pursuant to the UIIM Partnership Agreement, entered into as of December 28, 1992 and effective as of April 8, 1992, as amended between UPC (as successor to United International Management, Inc.) and UAM (such agreement, as amended to date, is referred to herein as the "UIIM Partnership Agreement"). UPC is the managing partner of the UII Management.

     C. The Partnership owns interests, directly or indirectly, in, among other things, (i) UCT Netherlands B.V. ("UCTN"), Tishdoret Achzakot Ltd., Tevel Israel International Communications Ltd. ("Tevel"), its subsidiaries and I.C.P. Israel Cable Programming Ltd. (collectively with UCNT and Tevel, the "Israel Interests"); (ii) Melita Partnership and Melita Cable TV plc ("Melita" and collectively with the Melita Partnership, the "Malta Interests"); and (iii) UII-Ireland Limited Liability Company, a Utah limited liability company ("UII Ireland LLC"), UII-Ireland Ltd., a Colorado limited partnership ("UII Ireland LP"), and its subsidiary companies including Princes Holdings, Ltd. ("PHL"), a corporation organized under the laws of Ireland, (collectively the "Ireland Interests").

     D. PHL owes I(Pounds)4,975,000 in principal and I(Pounds)1,696,843 in interest to UII Ireland LP (the "Shareholder Loans") as of September 30, 1998. (The Shareholder Loans accrue interest at a per diem amount of I(Pounds)1146.) Binan's indirect pro-rata portion of the Shareholder Loans as of September 30, 1998 is I(Pounds)3,983,909 (the "Binan Shareholder Loans"). (The Binan Shareholder Loans accrue interest at a per diem amount of I(Pounds)624.)

     E. Riordan Communications Limited ("RCL") owns a 10% limited partnership interest in UII Ireland LP (the "Riordan Interest") and Binan owns a .88889% interest in UII Ireland LLC (collectively with the Riordan Interest, the "Binan Ireland Interests"). (The Binan Ireland Interests and the Ireland Interests are referred to collectively as the "Combined Ireland Interests.") RCL's indirect pro-rata portion of the Shareholders Loans as of September 30, 1998 is I(Pounds)448,566 (the "Riordan Shareholders Loans"). (The Riordan Shareholder Loans accrue interest at a per diem amount of I(Pounds)87.)

     F. Prior to the Closing, Binan shall acquire from RCL, the Riordan Interest and all rights to the Riordan Shareholder Loans.

     G. UPC (as successor to UIHI), and PHL were parties to the Management Services Agreement dated June 19, 1992 (the "PHL Management Agreement") pursuant to which PHL owes a receivable to UPC of I(Pounds)1,066,667 as set forth on the UII Liquidation and Settlement Sheet attached as Exhibit A (the "PHL Receivable").

     H. Pursuant to the terms and conditions of this Agreement, (1) the parties desire to cause UII to distribute to UA the Ireland Interests, including the Shareholder Loans, (2) Binan desires to acquire UA's partnership interest in the Partnership (the "UA Partnership Interest") (3) Binan desires to acquire UAM's partnership interest in UII Management (the "UIIM Interest"), and (4) UA desires to acquire the Binan Ireland Interests and all rights to the PHL Receivable.

     I. Charts illustrating the transactions contemplated by this Agreement are attached as Exhibit B.


                                   AGREEMENT

     Each of Binan, UA and UAM agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE

     1.01 The Closing.  Subject to the satisfaction of the conditions set forth
          -----------
in this Agreement, the closing (the "Closing") of the transactions described in this Agreement shall take place at 10:00 a.m. local time at the offices of Holme Roberts & Owen LLP, Fourth Floor, Mellier House, 26a Albemarle Street, London, England, on the later of November 5, 1998 or the third Business Day after all of the conditions set forth in Articles V and VI have been satisfied or waived, or such other time, date and place as UA and Binan may agree in writing. (The date of the Closing being referred to herein as the "Closing Date," and the term "Business Day" means any day that the national banks in the United States of America, England and The Netherlands are open for business.)

     1.02 Actions at Closing.  At the Closing the following shall occur:
          ------------------

          (a) The Partnership shall distribute to UA the Ireland Interests, including the Shareholder Loans.

          (b)  Transfers to Binan of UA Partnership Interest, Assumptions.
               ----------------------------------------------------------
Pursuant and subject to the terms and conditions of this Agreement, the UA Partnership Interest shall be transferred to Binan or a subsidiary designated in accordance with Section 12.06 (the "Subsidiary"), and Binan or the Subsidiary shall assume all liabilities and obligations that relate to the UA Partnership Interest arising before, on or after the date of Closing, excluding (i) UA's liabilities and obligations, if any, for Taxes (as defined in Section 8.02) that UA may be or become liable for in connection with the sale of the UA Partnership Interest, (ii) any liability or obligation relating to or arising out of any action taken or any agreement or other document or instrument executed by UA that creates any obligation or liability for the Partnership or otherwise that relates to the UA Partnership Interest or that creates any claim or charge against such interests, other than those actions taken with the actual knowledge and acquiescence (express or implicit) of Binan, (iii) any such liability or obligation attributable to the Ireland Interests, and (iv) any liability arising under Section 8.03 hereof.

          (c)  Transfers to Binan of UIIM Interest, Assumptions.  Pursuant and
               ------------------------------------------------
subject to the terms and conditions of this Agreement, the UIIM Interest shall be transferred to Binan or a affiliate designated in accordance with Section
12.06 (the "Affiliate"), and Binan or the Affiliate shall assume all liabilities and obligations that relate to the UIIM Interest arising before, on or after the date of Closing, excluding (i) UA's liabilities and obligations, if any, for Taxes (as defined in Section 8.02) that UA may be or become liable for in connection with the sale of the UIIM Interest, (ii) any liability or obligation relating to or arising out of any action taken or any agreement or other document or instrument executed by UA that creates any obligation or liability for UII Management or otherwise that relates to the UIIM Interest or that creates any claim or charge against such interests, other than those actions taken with the actual knowledge and acquiescence (express or implicit) of Binan, and (iii) any liability arising under Section 8.03 hereof.

          (d)  Transfers to UA, Assumptions.  Pursuant and subject to the terms
               ----------------------------
and conditions of this Agreement, the Binan Ireland Interests shall be transferred to UA and UA shall, assume all liabilities and obligations of Binan as a general partner of the Partnership and otherwise, to the extent that they relate to the Combined Ireland Interests arising before, on or after the date of Closing, excluding (i) Binan's liabilities and obligations, if any, for Taxes (as defined in Section 8.02), and (ii) any liability or obligation relating to or arising out of any action taken or any agreement or other document or instrument executed by Binan that creates any obligation or liability for the Partnership or otherwise relates to the Combined Ireland Interests or that creates any claim or charge against the Partnership or any of its assets or the Combined Ireland Interests, other than those taken with the actual knowledge and acquiescence (express or implicit) of UA and (iii) any liability arising under
Section 8.02 hereof.

          (e)  Payment.  Binan will pay to UA the sum of $71 million (i) plus
               -------
the additional amounts set forth on the UII Liquidation and Settlement Sheet attached as Exhibit A, which includes amounts related to UAM's pro rata share of management fees with respect to the Israel Interests and the Malta Interests and UA's pro rata portion of dividends received by UPC with respect to the Israel Interests, and
(ii) minus the credits set forth on Exhibit A which includes the amount of the Binan Shareholder Loans and Riordan Shareholder Loans, including all accrued interest as of the Closing Date (collectively, the "Adjusted Purchase Price"), by wire transfer to an account previously designated by UA. UA hereby consents to the transfer of the Riordan Interest to Binan as described in Recital E. The amounts set forth in Recital C with respect to the Shareholder Loans, the Binan Shareholder Loans and the Riordan Shareholder Loans have been confirmed by the appropriate parties pursuant to the Acknowledgment to be delivered pursuant to Sections 7.01(g) and 7.02(j).

          (f)  Other Deliveries.  The parties shall make the deliveries
               ----------------
described in Article VII.

     1.03 Post-Closing Adjustments.
          ------------------------

          (a) Not less than 60 days after the Closing, Binan shall notify UA (the "Adjustment Notice") of its good faith determination of any necessary adjustment to the calculation of the Adjusted Purchase Price relating to cash of the Partnership and UII Management, dividends made with respect to the Israel Interests and management fees received with respect to the Israel or Malta Interests and shall provide a reasonably detailed calculation of the Adjusted Purchase Price. Promptly following the receipt of the Adjustment Notice, UA shall verify such calculation of the Adjusted Purchase Price and Binan shall provide complete access to the records necessary to complete such calculation to UA and its accountants for the purpose of such verification. Not later than 15 days after receipt of the Adjustment Notice. UA shall notify Binan in writing (the "Response Notice") as to whether it agrees with the calculation in the Adjustment Notice. If UA fails to provide such Response Notice within 15 days of receipt of the Adjustment Notice, the calculations set forth in the Adjustment Notice shall be final and binding on both parties. If UA agrees with the calculation in the Adjustment Notice, or if UA fails to deliver a Response Notice within 15 days after receipt of the Adjustment Notice, Binan shall promptly make any payments required as a result of the calculations in the Adjustment Notice. If UA disagrees, it shall include in the Response Notice a reasonably detailed calculation of the amount of any necessary adjustment to the calculation of the Adjusted Purchase Price it asserts existed at Closing. The Parties shall promptly attempt to reconcile their respective determinations as to the amount of the Adjusted Purchase Price. If the parties are unable to agree upon the amount of the Adjusted Purchase Price within 20 days after receipt of the Response Notice, either party may refer the matter to Arthur Andersen, LLP or another independent certified public accountant acceptable to the parties, who shall promptly determine the amount of the Adjusted Purchase Price, and whose decision shall be final and binding upon both parties who will share equally the cost for Arthur Andersen or the other independent accountant. Any amounts required to be paid pursuant to this Section 1.03(a) shall be paid within 10 days following the date that the accountants communicate the amount of Adjusted Purchase Price as of Closing to the parties.

          (b) Promptly after the first anniversary of the Closing the parties will determine whether there has occurred since the Closing any transaction (a "Valuation Transaction") with respect to UII Ireland LLC, UII Ireland LP, or PHL, or with respect to any similarly situated property in Ireland (such as CableLink in Dublin) (an "Ireland Entity") excluding any Valuation Transaction to which UIHI or any of its affiliates or principals is a direct or indirect party, but including, without limitation, (a) a sale or contract for the sale of any equity or instruments convertible into equity or carrying the right to acquire equity of an Ireland Entity, (b) the sale or contract for the sale of material assets of any Ireland Entity, (c) an equity financing or (d) any other transaction or contract to enter into a transaction, any of which would indicate a value for a 25% indirect interest in PHL (the "PHL Equity") as of the Closing greater than $20.5 million provided that, if the Valuation Transaction is a
                           -------- ----
contract entered into within one year of the Closing, such transaction must close within 18 months of the Closing to be the basis for any adjustment, and that reapplication for licenses in Ireland by PHL or any straight debt financing by an Ireland Entity shall not be a Valuation Transaction. If such a Valuation Transaction has occurred, UA shall pay to Binan an amount equal to the difference between (i) the indicated value of the PHL Equity based upon the Valuation Transaction and (ii) $20.5 million, up to a maximum of $6.5 million. If no such Valuation Transaction occurs with respect to an Ireland Entity or if the implied value of the PHL Equity based upon a Valuation Transaction is lower than $20.5 million, no payment will be due to Binan or from Binan or any of its affiliates to UA or any of its affiliates. UA and Binan shall apply the valuation methodology used in such Valuation Transaction to the extent it is known and the valuation shall be discounted at 15 percent per annum from the date of the Valuation Transaction to the Closing Date. If the parties are unable to agree upon the indicated value of the PHL Equity based upon a Valuation Transaction, Goldman Sachs or another internationally recognized investment banking firm approved in their reasonable discretion by Binan and UA will be retained to determine the indicated value of the PHL Equity based upon its analysis of the Valuation Transaction. Such determination shall be binding on both parties who will share equally the cost for Goldman Sachs or the other investment banker. UA will promptly advise Binan of any Valuation Transaction of which it has knowledge and will provide, to the extent available to UA, appropriate documentation and other information to Binan and any investment banker that is necessary or advisable to assist in establishing the indicated value of a Valuation Transaction.

          (c)  Litigation.  If the pending lawsuit entitled Princes Holdings
               ----------
Ltd. and others vs. Minister for Public Enterprise and others is settled or concluded otherwise within one year from the Closing Date with a net cash award in favor of PHL, UA will make a payment to Binan equal to 25% of such award net of 25% of the legal fees incurred by PHL or its subsidiaries in connection with the lawsuit after Closing.

                                  ARTICLE II
                      UA'S REPRESENTATIONS AND WARRANTIES

     UA and UAM represent and warrant to Binan as follows:

     2.01 Organization, Power and Authorization.  Each of UA and UAM is a
          -------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of UA and UAM has full corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by each of UA and UAM have been duly and validly authorized by all necessary corporate action on the part of UA and UAM, respectively. This Agreement is a valid and binding agreement of each of UA and UAM and is enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Any assignment, agreement, certificate or other document that UA or UAM executes and delivers in connection with this Agreement, when so executed and delivered, will be a valid and binding obligation of UA or UAM, as the case may be, enforceable against UA or UAM, as the case may be, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     2.02 No Violation.  Each of UA's and UAM's execution and delivery of this
          ------------
Agreement, its performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not violate any provision of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under (a) any of the governing documents of UA or UAM, respectively, or (b) except for the transfer restrictions contained in the Partnership Agreement or the UIIM Partnership Agreement and restrictions contained in the PHL financings with the Bank of Ireland, any agreement, contract or other instrument by which either UA or UAM is bound.

     2.03 The Partnership Interest.  UA owns, both of record and beneficially,
          ------------------------
the UA Partnership Interest free from any pledge, lien, charge, security interest, option, right of first refusal or other encumbrance, restriction or claim, of any person claiming through UA, except for the transfer restrictions contained in the Partnership Agreement and restrictions contained in the PHL financings with the Bank of Ireland. UA has not taken any action that would result in the imposition of any pledge, lien, charge, security interest or other encumbrance, restriction or claim upon the UA Partnership Interests.

     2.04 The UIIM Interest.  UAM owns, both of record and beneficially, the
          -----------------
UIIM Interest free from any pledge, lien, charge, security interest, option, right of first refusal or other encumbrance, restriction or claim, of any person claiming through UAM, except for the transfer restrictions contained in the UIIM Partnership Agreement. UAM has not taken any action that would result in the imposition of any pledge, lien, charge, security interest or other encumbrance, restriction or claim upon the UIIM Interests.

     2.05 No Actions Binding the Interest.  Neither UA or UAM has taken any
          -------------------------------
action nor executed any agreement or other document or instrument that creates any obligation or liability, contingent or otherwise, or that creates any claim or charge, contingent or otherwise, against the UA Partnership Interest or the UIIM Interest, respectively, except for actions taken with the actual knowledge and acquiescence (express or implicit) of Binan.

     2.06 Brokers and Other Liabilities.  Neither UA or UAM has employed or
          -----------------------------
retained any broker, agent or finder, or agreed to pay any fee, commission or similar payment to any such person, on account of this Agreement or the transactions contemplated hereby with respect to which any of Binan, its affiliates or the Partnership or UII Management would be liable.

     2.07 Consents and Approvals.  UA has obtained or filed, or prior to the
          ----------------------
Closing shall obtain or file, all consents, approvals and notices, governmental or otherwise, necessary for UA's execution, delivery and performance of this Agreement as it relates to the Combined Ireland Interests, except with respect to Binan's acquisition of the Riordan Interests.

     2.08 Litigation.  There are no actions, proceedings, claims or
          ----------
investigations pending or, to the best knowledge of UA or UAM, threatened by or before any court or administrative agency to which UA, UAM or any of their affiliates is a party that questions the validity of this Agreement or any other agreement or document to be executed in connection with this Agreement or seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE III
                    BINAN'S REPRESENTATIONS AND WARRANTIES

     Binan represents and warrants to UA that:

     3.01 Organization, Corporate Power and Authorization.  Each of Binan and
          -----------------------------------------------
the Subsidiary is a company duly organized and validly existing under the laws of The Netherlands. Each of Binan and the Subsidiary has full corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by each of Binan and the Subsidiary have been duly and validly authorized by all necessary company action on the part of Binan and the Subsidiary, respectively. This Agreement is a valid and binding agreement of each of Binan and the Subsidiary and is enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Any assignment, agreement, certificate or other document that Binan or the Subsidiary executes and delivers in connection with this Agreement, when so executed and delivered, will be a valid and binding obligation of Binan or the Subsidiary, as the case may be, enforceable against Binan or the Subsidiary, as the case may be, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.02 No Violation.  Binan's execution and delivery of this Agreement, its
          ------------
performance by Binan and the Subsidiary, and the consummation of the transactions contemplated hereby will not violate any provision of law, and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under (a) any of the governing documents of Binan or the Subsidiary or
(b) any agreement, contract or other instrument by which Binan or the Subsidiary is bound.

     3.03 The Partnership Interest.  Binan is a general partner of the
          ------------------------
Partnership and owns, both of record and beneficially, its interest in the Partnership and the Binan Ireland Interests free from any pledge, lien, charge, security interest, option, right of first refusal or other encumbrance, restriction or claim, except for the transfer restrictions contained in the Partnership Agreement. Binan has not taken any action that would result in the imposition of any pledge, lien, charge, security interest or other encumbrance, restriction or claim upon the Combined Ireland Interests.

     3.04 No Actions Binding the Partnership.  Binan has neither taken any
          ----------------------------------
action nor executed any agreement or other document or instrument that creates any obligation or liability, contingent or otherwise, for the Partnership or the Combined Ireland Interests or that creates any claim or charge, contingent or otherwise, against the Partnership or any of the Combined Ireland Interests, except for actions taken with the actual knowledge and acquiescence (express or implicit) of UA, or taken in the ordinary course of business in accordance with the Partnership Agreement.

     3.05 Consents and Approvals.  Binan has obtained or filed, or prior to the
          ----------------------
Closing shall obtain or file, all consents, approvals and notifications, governmental or otherwise, necessary for the execution, delivery and performance of this Agreement by Binan or the Subsidiary, and the consummation of the transactions contemplated hereby with respect to the Malta Interests and the Israel Interests.

     3.06 Litigation.  There are no actions, proceedings, claims or
          ----------
investigations pending or, to the best knowledge of Binan, threatened by or before any court or administrative agency to which Binan or its affiliates is a party that questions the validity of this Agreement or any other agreement or document to be executed in connection with this Agreement or seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     3.07 Brokers and Other Liabilities.  Binan has not employed or retained any
          -----------------------------
broker, agent or finder, or agreed to pay any fee, commission or similar payment to any such person, on account of this Agreement or the transactions contemplated hereby with respect to which any of UA, its affiliates or the Partnership would be liable.

     3.08 Combined Ireland Interests.  Except as disclosed to or otherwise known
          --------------------------
by UA:

          (a)  Ownership.  To Binan's knowledge, other than the Subscription and
               ---------
Shareholders Agreement among Independent Newspapers, PLC, United International Holdings, Inc., PHL and Independent Wireless Cable Limited dated April 9, 1992, as amended by Amendment No. 1 dated June 18, 1992 (the "Subscription Agreement"), the PHL Management Agreement, and undertakings with respect to PHL financings with the Bank of Ireland, and the Partnership Agreement and the agreement forming UII Ireland LLC, there are no other written agreements, commitments or understandings relating to the ownership of the Combined Ireland Interests or management or control of the Combined Ireland Interests.

          (b)  Governmental Permits.  To Binan's knowledge, all franchises,
               --------------------
licenses, authorizations, permits and similar rights obtained from any governmental authority with respect to the Combined Ireland Interests ("Governmental Permits") are currently in full force and effect and are issued and maintained in all material respects according to all applicable statutes, ordinances, codes, laws, rules, regulation or other requirements enacted by any governmental authority ("Laws"). To Binan's knowledge, there is no legal action, governmental proceeding or investigation pending to terminate, suspend or modify any Governmental Permit.

          (c)  Compliance with Law.  To Binan's knowledge, the conduct of the
               -------------------
business related to the Combined Ireland Interests as it is currently conducted does not violate any laws, which violation, individually or in the aggregate, would have a material adverse effect on the Combined Ireland Interests. Binan has not received any notice claiming a violation by Binan or any of the Combined Ireland Interests of any Law.

          (d)  Undisclosed Liabilities.  Except as disclosed by, or reserved
               -----------------------
against in, financial statements of the applicable entities, for the year ended December 31, 1997, to Binan's knowledge, neither UII Ireland LLC or UII Ireland LP or PHL has any liability or obligation which is or would be material to the business results of operations or financial condition of either of them respectively, nor to Binan's knowledge does any aspect of the business of either of them form a basis for any claim by a third party which, if asserted, could result in a liability not disclosed by or reserved against in such financial statements.

          (e)  Legal Proceedings.  Except as is known to UA, to Binan's
               -----------------
knowledge there is no judgment or order outstanding, or any action, suit, complaint, proceeding or investigation by or before any governmental authority or any arbitrator, pending or threatened, involving or affecting the Ireland Interests which, if adversely determined, could materially and adversely affect the financial condition or operations of the Combined Ireland Interests.

     3.09 Management Fees and Dividends.  UAM's pro rata portion of the
          -----------------------------
estimated management fees set forth on the UII Liquidation and Settlement Sheet attached as Exhibit B were calculated based upon the provisions of the Consulting Agreement, dated as of August 29, 1991, between UIIM and Tevel and the Amended and Restated Management Agreement, dated as of December 28, 1992, between UIIM and Melita and unaudited quarterly financial information and are subject to adjustment as set forth in Section 1.03(a). UAM's pro rata portion of dividends made to UPC with respect to the Israel Interests is $2,419,143. Other than the amounts set forth in the preceding sentences or as contemplated to be paid pursuant to Section 1.03(a), there are no other receivables or cash in the Partnership and UIIM.



                                  ARTICLE IV
                         COVENANTS PENDING THE CLOSING

     Pending the Closing (a) neither UA, UAM nor Binan shall, without the other party's prior written consent, take any action that would result (i) in any of its representations and warranties contained in this Agreement not being true, correct and complete in all material respects or (ii) in any of its covenants contained in this Agreement being breached in any material respect; (b) UA, UAM and Binan shall each promptly advise the other party of any act or event of which it becomes aware that has the effect of making incorrect any of its representations or warranties or rendering unperformable any of such covenants;
(c) UA and UAM shall use commercially reasonable efforts to fulfill the conditions set forth in Article V, Binan shall use commercially reasonable efforts to fulfill the conditions set forth in Article VI and each party shall each use commercially reasonable efforts to cause its respective representations and warranties to remain true and correct in all material respects as of the Closing Date; (d) UA, UAM or Binan shall not take any action nor execute any agreement or other document or instrument that creates any obligation or liability for the Partnership, UII Management or that creates any claim or charge against the Combined Ireland Interests or the Malta Interests or Israel Interests, except for actions duly authorized by the Management Committee of the Partnership or UII Management or by the written consent or approval of both Binan and UA or as provided in a letter agreement between UA and Binan dated August 31, 1998; and (e) Binan hereby agrees to, and agrees to cause its or its affiliates' representatives on the boards (or equivalent) of the companies comprising the Ireland Interests to, recuse itself and themselves from all deliberations by PHL or its subsidiaries and waives all rights to consent or approve with respect to (i) the reapplication for telecommunications licenses in Ireland, including the required business plans or (ii) the preparation and submission of a bid for CableLink. Neither PHL, UA, UAM nor their respective affiliates shall be obligated to share any information with Binan or its affiliates or representatives, including John Riordan, with respect to the matters described in the preceding sentence. On or prior to execution of this Agreement, John Riordan shall have resigned as chairman and CEO of PHL. Notices of Recusal relating to the foregoing shall have been delivered to PHL by Binan's representatives on the Board and Management Committee of PHL. The second and third paragraphs of the letter dated August 31, 1998 shall survive execution of this Agreement.

     Pending the Closing, UA, UAM and Binan shall cooperate with one another and use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the consents referred to in Sections 2.06 and 3.05. In furtherance of the foregoing, UA, UAM and Binan shall furnish to one another such information and assistance as the other may reasonably request in connection with obtaining such consents.


                                   ARTICLE V
              CONDITIONS PRECEDENT TO BINAN'S OBLIGATION TO CLOSE

     Binan's obligation to effect the Closing is subject to the fulfillment to Binan's reasonable satisfaction on or before the Closing Date of the following conditions, any of which Binan may waive in writing:

     5.01 Representations and Warranties True on the Closing Date.  Each of
          -------------------------------------------------------
UA's and UAM's representations and warranties contained in Article II of this Agreement shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if they had been made as of the Closing Date.

     5.02 Performance.  UA and UAM shall have performed and complied in all
          -----------
material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by each of them on or before the Closing Date.

     5.03 Consents and Approvals.  UA and UAM shall have obtained all consents
          ----------------------
and approvals and filed all the notices, governmental or otherwise, necessary for each of UA's and UAM's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, excluding the consents, approvals and notices described in Section 2.06; and Binan shall have obtained the consents described in Section 3.05.

     5.04 No Adverse Order.  No order, decree, judgment or other judicial or
          ----------------
administrative action or rule shall have been issued or be pending to restrain, enjoin or prevent the indirect transfer of the Malta Interests or the Israel Interests or direct transfer of the UA Partnership Interest or UIIM Interest.

     5.05 Financing.  Binan and its affiliates shall have obtained on terms and
          ---------
conditions satisfactory to them all of the financing necessary to consummate the transactions contemplated hereby, and such financing shall have been advanced.

     5.06 Release of Guarantee.  UPC shall have been released from all
          --------------------
guarantees of indebtedness of PHL and its subsidiaries (the "Guarantee Release") and UPC and its affiliates shall be released from all obligations arising under the Subscription Agreement (the "Subscription Release").

     5.07 No Material Damage.  There shall not have occurred any material
          ------------------
casualty with respect to the Israel Interests or Malta Interests.


                                  ARTICLE VI
               CONDITIONS PRECEDENT TO UA'S OBLIGATION TO CLOSE

     UA's and UAM's obligation to effect the Closing is subject to the fulfillment to UA's reasonable satisfaction on or before the Closing Date of the following conditions, any of which UA may waive in writing:

     6.01 Representations and Warranties True on the Closing Date.  Binan's
          -------------------------------------------------------
representations and warranties contained in Article III of this Agreement shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if they had been made as of the Closing Date.

     6.02 Performance.  Binan shall have performed and complied in all material
          -----------
respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

     6.03 No Adverse Order.  No order, decree, judgment or other judicial or
          ----------------
administrative action or rule shall have been issued or be pending to restrain, enjoin or prevent the transfer of the Combined Ireland Interests to UA.

     6.04 Consents and Approvals.  Binan shall have obtained all consents and
          ----------------------
approvals and filed all notices, governmental or otherwise necessary for the execution, delivery and performance of this Agreement by Binan and the consummation of the transactions contemplated hereby, other than the consents, approvals and notices referred to in Section 3.05, and UA shall have obtained the consents in Section 2.06.

     6.05 No Material Damage.  There shall not have occurred any material
          ------------------
casualty with respect to the Combined Ireland Interests.

                                  ARTICLE VII
                           DELIVERIES AT THE CLOSING

     7.01  UA's and UAM's Deliveries.  UA and UAM shall deliver, or cause to
           -------------------------
be delivered, the following items to Binan, at the Closing (all documents shall be reasonably acceptable in form and substance to Binan):

           (a) One or more documents assigning to Binan, the Subsidiary or the Affiliate, as the case may be, all of the UA Partnership Interest and UIIM Interest.

           (b) A certificate of each of UA and UAM, dated the Closing Date, as to the matters specified in Sections 5.01 and 5.02.

           (c) An opinion of counsel for UA and UAM, dated the Closing Date, substantially in the form of Exhibit C attached hereto.

           (d) A release from UA and UAM, substantially in the form of Exhibit D attached hereto.

           (e) Resignations, effective as of the Closing Date, of UA's officers, representatives or affiliates from the Management Committee of the Partnership and from the boards (or equivalent) of the companies comprising the Israel Interests and the Malta Interests. Resignations, effective as of the Closing Date, of UAM's officers, representatives or affiliates from the Management Committee of UII Management.

           (f)  The Guarantee Release and the Subscription Release.

           (g) Acknowledgment of the Shareholders Loans owed to UII Ireland LP by PHL.

     7.02  Binan's Deliveries.  Binan shall deliver, or cause to be
           ------------------
delivered, the following items to UA at the Closing (all documents shall be reasonably acceptable in form and substance to UA):

           (a)  One or more assignments of the Combined Ireland Interests.

           (b) Copies of assignments evidencing the acquisition of the Riordan Interests by Binan.

           (c) A certificate of Binan, dated the Closing Date, as to the matters specified in Sections 6.01 and 6.02.

           (d) Opinions of counsel for Binan, dated the Closing Date, substantially in the forms of Exhibit E and Exhibit F attached hereto.

           (e) A release from Binan, substantially in the form of Exhibit D attached hereto.

           (f) Resignations effective as of the Closing Date of Binan's officers, representatives or affiliates from the boards (or equivalent) of the entities comprising the Ireland Interests.

           (g) Funds to UA in the amount of $71,000,000, as adjusted pursuant to Section 1.02(e), by wire transfer.

           (h)  An assignment by UPC of the PHL Receivable.

           (i) The books and records including minute books and tax returns of UII Ireland LLC and UII Ireland LP.

           (j) Acknowledgment of the Shareholders Loans owed to UII Ireland LP by PHL.

                                 ARTICLE VIII
                           SURVIVAL; INDEMNIFICATION

     8.01  Survival.  To the extent required to give them their proper and
           --------
intended effect, the provisions of this Agreement, including UA's, UAM's and Binan's representations and warranties, shall survive for one year following the Closing, and this Agreement shall not be deemed merged into any documents delivered pursuant to the Closing; except that (a) the representations contained
                                   ------
in Sections 2.03 and 3.03 shall survive without limit; (b) Sections 8.02, 8.03 and 8.04 shall not terminate at the time provided above if, prior to such time, a Claim Notice (as defined in Section 8.04) has been given to Binan or UA and UAM, as applicable; and (c) other provisions of this Agreement, for which some other period of survival is expressed, shall survive for such expressed period.

     8.02  Indemnification by Binan.  Binan hereby agrees that it shall
           ------------------------
indemnify, defend and hold harmless UA, UAM, its partners and affiliates, and its successors and assigns (the "UA Indemnified Parties") from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties, and reasonable costs and expenses (including reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, the "Losses") imposed on, sustained, incurred or suffered by or asserted against any of the UA Indemnified Parties, directly or indirectly, relating to or arising out of (a) the failure of any representation or warranty made herein by Binan to be true and correct in all material respects on the date of this Agreement and at the Closing Date, (b) any breach by Binan of any of its covenants herein, (c) any liability or obligation relating to or arising out of any action taken or any agreement or other document or instrument executed by Binan either that creates any obligation or liability for the Partnership or for the Combined Ireland Interests or that creates any claim or charge against the Partnership or any of its assets or the Combined Ireland Interests other than those actions taken with the actual knowledge and acquiescence (express or implicit) of UA or UAM, respectively (d) any acts or omissions to the act occurring on or after the Closing that relate to the Israel Interests or the Malta Interests or (e) any liability or obligation assumed pursuant to Sections 1.02(b) and (c). For avoidance of doubt and notwithstanding the foregoing, Binan shall have no obligation to indemnify UA or UAM for any tax, levy, impost, duty or other charge of similar nature, including, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same (collectively, "Taxes") that UA or UAM may be or become liable for in connection with the sale of the UA Partnership Interest or the UIIM Interest.

     8.03  Indemnification by UA.  UA and UAM, jointly and severally, hereby
           ---------------------
agree that they shall indemnify, defend and hold harmless Binan, its affiliates, and its successors and assigns (the "Binan Indemnified Parties" and, collectively with the UA Indemnified Parties, the "Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Binan Indemnified Parties, directly or indirectly, relating to or arising out of (a) the failure of any representation or warranty made herein by UA or UAM to be true and correct in all material respects on the date of this Agreement and at the Closing Date, (b) any breach by UA or UAM of any of its covenants herein, (c) any liability or obligation relating to or arising out of any action taken or any agreement or other document or instrument executed by UA or UAM either that creates any obligation or liability for the Partnership, UII Management or the Malta Interests and the Israel Interests or that creates any claim or charge against the Partnership or the Malta Interests and the Israel Interests or the UIIM Interest, other than those actions taken with the actual knowledge and acquiescence (express or implicit) of Binan, (d) any acts or omissions to act occurring on or after the Closing that relate to the Combined Ireland Interests or (e) any liability or obligation assumed pursuant to Section 1.02(d). For the avoidance of doubt and notwithstanding the foregoing, UA and UAM shall have no obligation to indemnify Binan for any Taxes that Binan may be or become liable for in connection with the transfer of the Combined Ireland Interests or the UA Partnership Interest or the UIIM Interest.

     8.04  Indemnification Procedures. With respect to third-party claims,
           --------------------------
all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 8.04. In the event that any written claim or demand for which Binan or UA or UAM, as the case may be (an "Indemnifying Party"), would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Indemnifying Party shall have 45 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the

Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense, provided that, if the Indemnifying Party proposes that the same counsel represent both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnified Party shall have the right to retain its own counsel at the cost and expense of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis that would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any subsidiary or affiliate thereof or that would impose criminal liability or injunctive relief. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense, which shall be payable as incurred), shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its commercially reasonable efforts in the defense of all such claims.

                                  ARTICLE IX
                     CONFIDENTIAL INFORMATION; COMPETITION

     9.01  General.  Any information or document that either party to this
           -------
Agreement provides to the other (if such information or document was designated "confidential" at the time it was given to the other party or should reasonably have been understood to be confidential), with the exception of publicly available information (other than information that becomes publicly available by a party's breach of this Agreement) and information that the other party already is aware of itself or becomes aware of independently of the other party or that relates to the interest distributed to the disclosing party after the Closing, shall be treated as confidential and proprietary and shall not be disclosed to any third party without the consent of both UA and Binan. Each of the parties is permitted to disclose confidential information to such of its employees, officers, agents and legal, accounting financial and other advisors as may be appropriate, provided that in such case the disclosing party shall use reasonable efforts to prevent the publication or disclosure of such confidential information by any such person. This section shall not limit the ability of Binan or UA or their affiliates to make such disclosures as they may consider necessary or appropriate pursuant to requirements under U.S. securities laws or other applicable laws, or necessary to secure third-party consents.

     9.02  Public Announcements.  Neither UA, UAM nor Binan shall issue any
           --------------------
press release or make any other public disclosure relating to the transactions contemplated by this Agreement without the prior consent of the other and without consulting the other about the content and timing of such release or announcement. The foregoing, however, shall not limit either party's ability to make such public announcements or disclosures as it may consider necessary or appropriate pursuant to the reporting requirements under U.S. or foreign securities laws or other applicable law or necessary to secure third-party consents, on the condition that the party making an announcement or disclosure shall give the other party reasonable notice before making it.

     9.03  Effect of Failure to Close.  The obligations under Sections 9.01
           --------------------------
and 9.02 shall continue for a period of three years after the date of this Agreement.

     9.04  No Non-compete.  Following the Closing, none of the parties nor
           --------------
any affiliate of the parties (including PHL) nor Independent Newspapers PLC shall be limited as to holding interests or conducting activities that might compete with the other with respect to the interest distributed or sold, notwithstanding any provision of the Partnership Agreement or other document related to the Partnership, including the Subscription Agreement.

                                   ARTICLE X
                                  TERMINATION

     10.01 Termination.  This Agreement may be terminated prior to the
           -----------
Closing: (a) by mutual consent of UA and Binan, (b) by UA if Binan materially breaches a representation, warranty or covenant given in this Agreement, UA has given Binan notice of such breach and such breach shall not have been cured in all material respects or waived on or before the 30th day following the date on which such notice is given, (c) by Binan if UA or UAM materially breaches a representation, warranty or covenant given in this Agreement, Binan has given UA notice of such breach and such breach shall not have been cured in all material respects or waived on or before the 30th day following the date on which such notice is given, (d) by either Binan or UA if the conditions in Section 5.05 are not satisfied on or before year-end 1998, (e) by Binan if the conditions in
Article V are not satisfied on or before December 31, 1998, or such later date as UA and Binan may otherwise agree in writing, or (f) by UA if the conditions in Article VI are not satisfied on or before December 31, 1998, or such later agreed date. The party terminating this Agreement upon the occurrence of any of the foregoing events shall effect the termination by giving notice of the termination and the grounds for it to the other party.

     10.02 Survival.  The provisions of Article IX shall remain in full force
           --------
for the period set forth in Section 9.03 despite the termination of this Agreement, and nothing in this Article X shall relieve UA, UAM or Binan from liability to the other for any breach under this Agreement.

     10.03 Partial Closing.  Notwithstanding Section 10.01, if Closing does not
           ---------------
occur on or before December 31, 1998 (the "Termination Date") (as extended by the parties) due to a material breach by Binan of any representation, warranty or covenant given in this Agreement, the failure to secure any of the consents described in Section 3.05 (Israel/Malta consents) or the failure to secure the financing described in Section 5.05 (UIH financing), UA may elect to purchase the Combined Ireland Interests for $20.5 million subject to the terms and conditions of this Agreement relating to the Combined Ireland Interests. Notwithstanding Section 10.01, if Closing does not occur on or before the Termination Date (as extended by the parties) due to a material breach by UA or UAM of any representation, warranty or covenant given in this Agreement or the failure to secure any of the consents described in Section 2.06 (Ireland consents), Binan may elect to purchase the Israel Interests and Malta Interests for $91.5 million subject to the terms and conditions of this Agreement relating to the Israel Interests and the Malta Interests (in either case, a "Partial Transaction"). The parties agree to structure the Partial Transaction in the most tax efficient manner acceptable to both parties. The parties will use commercially reasonable efforts to close the Partial Transaction as soon as possible after the Termination Date. The parties will continue to hold the Interests not sold in the Partial Transaction in accordance with the terms of the Partnership Agreement, including provisions relating to noncompetition, subject to the Letter Agreement dated August 31, 1998.

                                  ARTICLE XI
                                    NOTICES

    All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date and at the time of delivery, if delivered personally to the party to whom notice is given at the address specified below, or on the date of delivery or attempted delivery shown on the return receipt, if mailed to the party to whom notice is to be given by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed as specified below, or on the date and at the time shown on the facsimile, if telecopied to the number specified below and receipt of such telecopy is acknowledged on the sending facsimile device:

          To UA or UAM:
          ------------

          UA-UII, Inc.
          c/o Tele-Communications International, Inc.
          5619 DTC Parkway
          Englewood, Colorado  80111-3000
          USA
          Attention:  Chief Financial Officer
          Fax: +1 (303) 488-5651

          With copies to:
          --------------

          UA-UII, Inc.
          c/o Tele-Communications International, Inc.
          5619 DTC Parkway
          Englewood, Colorado  80111-3000
          USA
          Attention:  General Counsel
          Fax: +1 (303) 488-3217

          To Binan:
          --------

          Binan Investments B.V.
          c/o United Pan-Europe Communications N.V.
          Fred. Roeskestraat 123
          1076 EE Amsterdam
          The Netherlands
          Attention: Ton van Voskuijlen
          Fax: +(31) 20 578 9861

          With copies to:
          --------------

          Holme Roberts & Owen LLP
          1700 Lincoln Street, Suite 4100
          Denver, Colorado  80203
          USA
          Attention:  W. Dean Salter
          Fax: +1 (303) 866-0200

          and

          Holme Roberts & Owen LLP
          Mellier House, 4th Floor
          26a Albemarle Street
          London, England  W1X 3FA
          Attention: Paul G. Thompson
          Fax: +(44) 171 499 7769

Either Binan or UA may change its address for the giving of notice by giving notice hereunder.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.01 Further Assurances.  At or after the Closing, each party shall, if
           ------------------
requested by the other, make, execute and deliver to the other, or any Subsidiary or Affiliate designated pursuant to Section 12.06, such additional assignments, consents and other documents and instruments of transfer as may be necessary or proper to transfer to the receiving party, or any such Subsidiary or Affiliate, all of the assigning party's rights and interests in the assets, to be acquired.

     12.02 Governing Law; Consent to Jurisdiction.
           --------------------------------------

           (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without giving effect to the conflicts of laws provisions thereof.

           (b) Any proceeding by a party hereto to enforce this Agreement may be brought in the District Court in and for the City and County of Denver, State of Colorado, or the United States District Court for the District of Colorado or in any other court of competent jurisdiction in any other jurisdiction where a party hereto or any of its property may be found. Each party hereto irrevocably consents to venue and jurisdiction of any such court in respect of any such proceeding and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in respect of any such proceeding.

     12.03 Headings.  The article and section headings in this Agreement are for
           --------
convenience only and shall not be used in its interpretation or considered part of this Agreement.

     12.04 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts or counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.05 Amendments.  No provision of this Agreement shall be amended or
           ----------
modified except by an instrument in writing signed by Binan and UA and designated as an amendment.

     12.06 Assignment. Neither Binan, UA or UAM shall assign any of its rights
           ----------
under this Agreement or delegate its obligations hereunder unless it obtains the prior written consent of the other party, except that either party may, upon notice to the other given one Business Day prior to the Closing, assign in whole or in part its rights to purchase under this Agreement to one or more Subsidiaries (as defined below) of UPC. and Tele-Communications International, Inc. ("TINTA"), respectively. For purposes of this Agreement, a "Subsidiary"
                                                                 ----------
means any company or partnership in which Binan or TINTA owns, directly or indirectly, 100% of the share capital or partnership interests. For avoidance of doubt, neither party may delegate any of its obligations hereunder without the prior written consent of the other, provided that upon assignment by a party of its rights under this Agreement the assigning party and the assignee shall be jointly and severally liable for the assignor's obligations hereunder.

    Notwithstanding the preceding paragraph, Binan shall have the right to assign in whole or in part its right to acquire the UIIM Interest under this Agreement to one or more of its affiliates including subsidiaries of UPC provided that upon assignment by Binan of its rights to acquire the UIIM Interest, Binan and the assignee shall be jointly and severally liable for the assignor's obligations hereunder..

     12.07 Binding Effect.  This Agreement and the covenants set forth herein
           --------------
shall be binding upon and shall inure to the benefit of Binan, UA and UAM and their respective successors and permitted assigns.

     12.08 Time of the Essence.  Time is of the essence for purposes of this
           -------------------
Agreement. If any of the conditions or obligations in this Agreement are not timely met by Binan, UA or UAM, then Binan, UA or UAM, respectively, shall be deemed to be in default hereunder.

     12.09 The Term Including. The term "including" whenever used in this
           ------------------
Agreement shall be deemed to mean "including without limitation."

     12.10 Entire Agreement.  This Agreement and the August 31 letter
           ----------------
between the parties embody the entire agreement between the parties concerning the subject matter hereof and replaces and supersedes any prior and contemporaneous negotiations, agreements and understandings among the parties relating to such subject matter.

           UA, UAM, UPC and Binan agree that the execution, delivery and performance of this Agreement shall constitute a waiver of the transfer restrictions contained in Article X of the Partnership Agreement and Sections
12.1 and 12.2 of the UII Management Partnership Agreement..

     12.11 No Waiver.  The failure or delay of UA, UAM or Binan at any time
           ---------
or from time to time to exercise any right under or enforce any provision of this Agreement shall not be construed as implying a waiver of such provision or of the right of that party to exercise or enforce it subsequently. No single or partial exercise of any right under this Agreement shall preclude the further or full exercise of the right. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default.

     12.12 Expenses.  UA, UAM and Binan shall each pay its own expenses and
           --------
those of its advisors incurred in connection with this Agreement and the transactions contemplated hereby. UA shall pay any fees or stamp duties or similar expenses relating to transfer of the Combined Ireland Interests to UA. Binan shall pay any fees or stamp duties or similar expenses relating to transfer of the UA Partnership Interest, the Malta Interests or the Israel Interests or the UIIM Interest.

     EXECUTED as of the date of this Agreement.

UA-UII, INC.                  BINAN INVESTMENTS B.V.



By: /s/ Stephen M. Brett      By: /s/  A.H.E. van Voskuijlen
   ---------------------         ---------------------------
Title:Vice President          Title: Attorney-in-Fact


UA-UII MANAGEMENT, INC.


By: /s/ Stephen M. Brett
   ---------------------
Title: Vice President

                              For purposes of the waiver in Section 12.10 only:

                              UNITED PAN-EUROPE COMMUNICATIONS N.V., a company formed under the laws of the Netherlands


                              By: /s/  A.H.E. van Voskuijlen
                                 ---------------------------
                              Title: Attorney-in-Fact

EXHIBIT A UII Liquidation and Settlement Sheet.............................. A-1

EXHIBIT B Transaction Charts............................ (intentionally omitted)

EXHIBIT C Form of Opinion of UA's Counsel............... (intentionally omitted)

EXHIBIT D Form of Mutual Release............................................ D-1

EXHIBIT E Form of Opinion of Binan's Counsel............. intentionally omitted)

EXHIBIT F Form of Opinion of Binan's Colorado Counsel... (intentionally omitted)

                                   EXHIBIT A

                     UII Liquidation and Settlement Sheet

UII Liquidation and Settlement
Estimate of Net Payment

UPC Settlement with TINTA                                          USD
                                                          ----------------------
Amount Payable to UA per Agreement                                    71,000,000
Add:
   Management Fees UIIM
        Received (Schedule sent)                                         424,884
        Estimated 1998 (see below)                                       819,357

   Dividends - Israel Interests
        Received (Schedule sent)                                       2,419,143
        Third Qtr.-Settlement Item
                                                          ----------------------
Total Adjusted Payable                                                74,663,384
                                                          ----------------------

UPC's Indirect Pro Rata Share of
of Loans and interest due from PHL                                     6,685,943
                                                          ----------------------

Total due UPC                                                          6,685,943
                                                          ----------------------

Net Settlement Amount                                                 67,977,441
                                                          ======================



PHL Receivable                                                         1,490,799

Net Payable to UPC from Princes (paid on 10/21/98)                     1,322,544


Estimated Management Fees                         WH Tax
                                      Gross        15%          Net         50%
                                                                            ---
                                   ------------
   Tevel
        1st Quarter                     615,031    (92,255)      522,776     261,388
        2nd Quarter                     615,000    (92,250)      522,750     261,375
        3rd Quarter                     500,000    (75,000)      425,000     212,500  Estimated (to be confirmed)
                                                           -------------------------
   Subtotal                                                    1,470,526     735,263
   Melita                                                        168,188      84,094
                                                                        ------------
   Total                                                                     819,357
                                                                        ============


USD Conversion of Loans (as of Nov. 6)
   UPC Loan                                                  3,070,000
   UPC Interest                                                913,909
      Additional Interest (624/day for 37 days)                 23,088  Period from September 30 to November 6
   Riordan loan                                                317,500
   Riordan Interest                                            131,066
      Additional Interest (87/day for 37 days)                   3,219  Period from September 30 toNovember 6
                                                     -----------------
   Total                                                     4,458,782
   Exchange rate                                                1.4995
                                                     -----------------
                                                             6,685,943
                                                     =================
   Per dium interest amount I(pound) 711/USD1,066

                                   EXHIBIT D

                            Form of Mutual Release
                            ----------------------

                                MUTUAL RELEASE

     This MUTUAL RELEASE (this "Release"), dated as of November __, 1998, is being given pursuant to the Purchase Agreement, dated November ___, 1998 (the "Purchase Agreement"), between Binan Investments B.V.("Binan"), a company organized under the laws of The Netherlands, and UA-UII, Inc. ("UA"), a Colorado corporation. Capitalized terms used herein without definition have the meanings assigned to them in the Purchase Agreement.

     The parties hereto agree as follows:

     1.   UA's Release.  For good and valuable consideration, the sufficiency of
          ------------
which consideration is hereby acknowledged, UA, or UA-UII Management, Inc. ("UA-UIIM"), each for itself, any of its shareholders, affiliates, officers, directors, agents, insurers, successors and assigns, hereby fully and forever releases and discharges, with immediate effect, Binan and its shareholders, affiliates, successors, all past and present employees, officers, directors, agents, insurers and assigns from any and all claims, demands, obligations, actions, liabilities, losses, costs, expenses and damages of every kind and nature whatsoever (collectively, "Claims"), including, without limitation, reasonable attorneys' fees, in law or equity, whether known or unknown, whether fixed or contingent, which UA or UA-UIIM may now have, or claim at any future time to have, based in whole or in part upon any act or omission on or before the date hereof, without regard to the present, actual knowledge of such acts or omissions, arising from or based upon or in any way related to Partnership Agreement, the UII Management Partnership Agreement and any transaction, document, agreement or instrument related thereto; except for the rights and
                                                   ------
obligations created by this Release, the Purchase Agreement, the August 31, 1998 Letter Agreement or Sections 4.6 (Comply With Law), 4.8 (Confidentiality), 15.8(a) (Use of Names) of the Partnership Agreement or for Claims under the first sentence of Section 4.7 (Exculpation) of the Partnership Agreement resulting from willful misconduct or gross negligence, or Sections 5.6 (Comply with Law), 5.8 (Confidentiality),15.8 (Use of Names) of the UII Management Partnership Agreement or for Claims under the first sentence of Section 5.7 (Exculpation) of the UII Management Partnership Agreement resulting from willful misconduct or gross negligence.

     2.   Binan's Release.  For good and valuable consideration, the sufficiency
          ---------------
of which consideration is hereby acknowledged, Binan, UPC, UIHI and United International Management, Inc. (now known as UIH Europe, Inc.) each for itself, any of its shareholders, affiliates (including PHL), officers, directors, agents, insurers, successors and assigns, hereby fully and forever releases and discharges, with immediate effect, UA and its shareholders, affiliates, successors, all past and present employees, officers, directors, agents, insurers and assigns from any and all Claims, including, without limitation, reasonable attorneys' fees, in law or equity, whether known or unknown, whether fixed or contingent, which Binan may now have, or claim at any future time to have, based in whole or in part upon any act or omission on or before the date hereof, without regard to the present, actual knowledge of such acts or omissions, arising from or based upon or in any way related to the Partnership Agreement, the Reimbursement Agreement, UIIM Partnership Agreement, the PHL Management Agreement (including fees or expense reimbursements due from PHL or relating thereto) and any transaction, document, agreement or instrument related thereto; except for the rights and obligations created by this Release,
                 ------
the Purchase Agreement or Sections 4.6 (Comply With Law), 4.8 (Confidentiality), 15.8(a) (Use of Names) of the Partnership Agreement or for Claims under the first sentence of Section 4.7 (Exculpation) of the Partnership Agreement resulting from willful misconduct or gross negligence, or Sections 5.6 (Comply with Law), 5.8 (Confidentiality), 15.8 (Use of Names) of the UII Management Partnership Agreement or for Claims under the first sentence of Section 5.7 (Exculpation) of the UII Management Partnership Agreement resulting from willful misconduct or gross negligence. UIH acknowledges that the Management Services Agreement dated June 19, 1992 between UIH and PHL expired on June 17, 1997.

     3.   Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Colorado without giving effect to the conflict of laws provisions thereof.

EXECUTED as of the date of this Release.

                                     UA-UII, INC.



                                     By:___________________________________
                                     Title:

                                     BINAN INVESTMENTS B.V.



                                     By:___________________________________
                                     Title:

                                     UA-UII MANAGEMENT, INC.



                                     By:___________________________________
                                     Title:

                                     UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                     By:___________________________________
                                     Title:

                                     UNITED INTERNATIONAL HOLDINGS, INC.



                                     By:___________________________________
                                     Title:

                                     UIH EUROPE, INC.



                                     By:___________________________________
                                     Title:

                                     RIORDAN COMMUNICATIONS LIMITED



                                     By:___________________________________
                                     Title



                                     ______________________________________
                                          John Riordan